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                                                                   EXHIBIT 10.33

                                    EXECUTIVE
                              EMPLOYMENT AGREEMENT
                                     R. CUNY

            This Employment Agreement, is made and entered into as of October 22, 2002, between SMITH & WESSON HOLDING CORPORATION, a Nevada corporation (the "Company"), and ROY CUNY, an individual ("Employee").

            In consideration of the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

                  1.1 Company means Smith & Wesson Holding Corporation or any successor entity.

                  1.2 Company Board means the Company Board of Directors or the Board of Directors of any successor entity of Company.

                  1.3 Effective Date means the date first set forth above.

                  1.4 Termination for Cause means the termination of employment of Employee by the Company's Chief Operating Officer and/or Chief Executive Officer because of Employee's personal dishonesty, substantial and intentional failure to perform reasonably designated duties, willful misconduct, material breach of fiduciary duty involving personal profit, willful violation of any material law, rule or regulation resulting in a detriment to the Company or reflecting upon the Company's integrity (other than minor traffic infractions or similar minor offenses) or a material breach by Employee of any term of this Agreement. With respect to all such grounds except for those involving personal dishonesty or violation of criminal or securities law, Employee shall be provided ten (10) days written notice thereof and a reasonable opportunity to cure such breach. Only upon the failure to cure such breach within ten (10) days after receipt of such written notice from the Company specifying the nature of such breach, or the failure to pay compensation to the Company deemed reasonable by the Company if the breach cannot be cured, may Employee be terminated for cause.

                  1.5 Total and Permanent Disability means an injury or illness of Employee that prevents him from performing his customary duties and which is expected to be of long continued and indefinite duration and that has caused Employee's absence from service for at least sixty (60) days.
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            2. EMPLOYMENT. The Company hereby employs Employee and Employee accepts employment on the terms and conditions set forth herein.

                  2.1 Term. The term of this Agreement shall commence on the date hereof and shall end on the Expiration Date unless terminated in accordance with the provisions of Section 3 hereof. The "Expiration Date" shall initially be the first anniversary of the Effective Date, provided that unless either the Company or Employee elects otherwise at least ninety (90) days prior to any applicable Expiration Date, the Expiration Date shall be extended automatically for an additional two (2) years.

                  2.2 Duties and Responsibilities. Employee shall initially serve as the Vice President of Operations of the Company and be responsible for such duties as may be prescribed to him from time to time by the Company Board, the Chief Executive Officer of the Company and/or the Chief Operating Officer of the Company. Such duties may include, without limitation, overseeing the Company's subsidiary Smith & Wesson Corp. ("S&W"), maximizing the efficiency of its operations, reviewing the performance and compensation of all its personnel, and attending meetings from time to time at the headquarters of the Company as may be called by its officers and the Company Board. Employee shall initially be located at the principal place of business of S&W in Springfield, Massachusetts. Employee shall have such title with at least as much status, authority and responsibility as his initial position as may be designated by the Company Board from time to time.

                  2.3 Compensation. During the term of this Agreement and so long as Employee's employment has not been subject to Termination for Cause, he shall be entitled to the salary and other employment benefits provided in this Section 2.3. Employee shall be entitled to an annual salary of $200,000.00 payable pursuant to the Company's employment compensation policy as may exist from time to time. Employee shall be entitled to prompt reimbursement for business expenses on such basis as may be in effect from time to time. Employee shall also be entitled to such fringe benefits and receive such performance bonus(es) as may be agreed to from time to time in writing by Employee and the Company.

                  2.4 Additional Consideration. Upon the execution of this Agreement, Employee shall be entitled to receive stock options pursuant to the Company's Stock Option Plan to purchase 300,000 shares of Common Stock of the Company, which options shall have an exercise price equal to the market price as of the Effective Date and vest in three equal annual installments beginning on the first anniversary of the Effective Date.

            3. TERMINATION. Employee's employment under this Agreement shall terminate upon the occurrence of any one of the following events:

                  3.1 Total and Permanent Disability. In the event that Employee suffers Total and Permanent Disability, the Company may terminate Employee's


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      employment, but shall be obligated to continue Employee's then regular salary and continue his benefits hereunder for six months. Employee agrees, in the event of any dispute under this Section, to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be paid by the Company, and the decision as to Employee's disability shall be conclusive and binding upon the Company and Employee. Nothing contained herein shall be construed to affect Employee's rights under any disability insurance or similar policy, whether maintained by the Company, Employee or another party.

                  3.2 Death. This Agreement shall terminate upon the death of the Employee and no further liability to Employee or to Employee's estate hereunder shall remain. Nothing contained herein shall be construed to affect Employee's rights under any life insurance or similar policy, whether maintained by the Company, or another party.

                  3.3 Termination for Cause. The Company may terminate Employee's employment for cause. The Company shall have no further obligation to pay salary or benefits hereunder after the date of any Termination for Cause.

                  3.4 Termination Without Cause. In the event the Company terminates Employee's employment "without cause", the Company shall continue to be liable to compensate Employee as set forth in this Section
      3.4 for the twelve month period following such termination. Such compensation shall consist solely of (a) salary in an amount equal to Employee's then-existing base salary multiplied by 1.5, plus (b) such fringe benefits as are in place at the time of termination. Employee shall receive no bonus compensation during such twelve month period except for such bonus(es) which pertain to a period prior to such termination and have been accrued but are not due and payable until after such date.

                  3.5 Good Reason Termination by Employee. The Employee may terminate employment hereunder for "Good Reason" by delivering to the Company (1) a Preliminary Notice of Good Reason (as defined below), and
      (2) not earlier than thirty (30) days from the delivery of such Preliminary Notice, a Notice of Termination. For purposes of this Agreement, "Good Reason" means (i) the failure to continue the Employee as Vice President of Operations of the Company or in another capacity contemplated by Section 2 hereof; (ii) the assignment to the Employee of any duties materially inconsistent with the Employee's positions, duties, authority, and responsibilities as set forth in Section 2 hereof; (iii) a reduction in or a material delay in payment of the Employee's total cash compensation and benefits from those required to be provided in accordance with the provisions of this Agreement; (iv) the Company, the Board or any person controlling the Company requires the Employee to be based outside of the United States, other than on travel reasonably required to carry out the Employee's obligations under the Agreement; or (v) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger,


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      consolidation, sale or similar transaction; provided, however, that "Good
      Reason" shall not include (1) acts not taken in bad faith which are cured by the Company in all respects not later than thirty (30) days from the date of receipt by the Company of a written notice from the Employee identifying in reasonable detail the act or acts constituting "Good Reason" (a "Preliminary Notice of Good Reason") or (2) acts taken by the Company by reason of the Employee's physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement. Notwithstanding the foregoing, in no event shall any new bonus arrangement be deemed to be a Good Reason. A Preliminary Notice of Good Reason shall not, by itself, constitute a Notice of Termination.

            4. COVENANT NOT TO COMPETE AND CONFIDENTIALITY.

                  4.1 Covenant Not to Compete. Employee shall not engage in any business or perform any service, directly or indirectly, or have any interest, whether as a proprietor, partner, employee, investor, principal, agent, consultant, director or officer, in any enterprise which manufactures guns or gun accessories for commercial purposes in the United States or which is in substantial competition with the business of the Company (i) during the term of his employment, and (ii) for twenty-four months after the termination of this Agreement. Nothing in this Section 4 shall be deemed to prohibit Employee from purchasing less than one percent (1%) of the outstanding shares of any corporation whose shares are traded on a national exchange and which, at the time of purchase, is not engaged in competition with the Company. If any court shall determine that the duration or geographical limit of the foregoing restriction is unenforceable, it is the intention of the parties that the foregoing restriction shall not be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of this Section 4 in the jurisdiction of the court that has made the adjudication.

                  4.2 Confidential Information. Employee acknowledges that he has and will have access to trade secrets and confidential business information of the Company throughout the term of this Agreement and that any such trade secret or confidential information, regardless of whether Employee alone or with others developed any such trade secret or confidential information, shall be and shall remain the property of the Company. During the term of this Agreement and after termination of employment, Employee shall not, either voluntarily or involuntarily, on either his own account, as a member of a firm, or on behalf of another employer or otherwise, directly or indirectly use or reveal to any person, partnership, corporation or association any trade secret or confidential information of the Company, its subsidiaries, or their affiliates. Such trade secrets shall include, but shall not be limited to, business plans, marketing plans or programs, financial information, forecasts, compensation arrangements, contracts (whether leases, financing arrangements, or other contracts) customer lists, and business opportunities. The term "trade secrets" shall not include information generally available to the public or a governmental agency except such term "trade secrets" shall include information provided to the Securities and Exchange Commission or other governmental


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      agency on a confidential basis. Employee will not make available to any person, partnership, limited liability company, corporation or association, or retain after termination of employment, any Company or S&W policy manuals, contracts or other written materials.

                  4.3 Noninterference with Employees. During the term of Employee's employment, and for a period of twelve (12) months thereafter, Employee shall not, in any manner, directly or indirectly, solicit or assist others to solicit, or employ, hire or otherwise engage or collaborate with persons who are then-employees of the Company or its subsidiaries who were employees at any time during the then-prior three
      (3) month period, save and except such employees, if any, with whom Employee had a pre-existing business relationship as of the Effective Date. Without limitation as to duration, Employee shall not interfere with the employment relationships between the Company, its subsidiaries and their respective employees and shall not use or disclose employee lists or data in violation of Section 4.2 above.

                  4.4 Noninterference with Customers. During the term of Employee's employment, and for a period of twelve (12) months thereafter, Employee agrees not to solicit or assist others to solicit, in any manner, directly or indirectly (as defined below), for the purpose of providing products or services similar or related to those provided by the Company, persons who are current or prospective customers of the Company. Without limitation as to duration, Employee shall not interfere with any present or prospective business relationships between the Company and current or prospective customers.

                  4.5 Reasonableness of Limitations. EMPLOYEE ACKNOWLEDGES HAVING CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS AGREEMENT AND AGREES THAT THE RESTRICTIONS AND OTHER OBLIGATIONS SET FORTH IN THIS AGREEMENT, INCLUDING THE DURATION AND SCOPE OF THE RESTRICTIONS ON COMPETITION, ARE FAIR AND REASONABLE. Employee acknowledges that the Company offers unique and specialized products and services that have been developed as a result of a substantial investment of time and money, that Employee will be an important employee with access to highly confidential and valuable proprietary information and materials, and that the restrictions and other obligations set forth in this Agreement are reasonable and necessary to protect the good will, proprietary rights, confidential information and other legitimate business interests of the Company. Employee acknowledges that this Agreement will not preclude or unreasonably impair Employee's ability to obtain other employment or otherwise earn a living after termination of employment with the Company, and understands that it may be necessary to relocate temporarily if Employee desires to continue to exercise, during the restricted period, the same skills provided to the Company. Employee acknowledges and agrees that the employment and compensation and other consideration that Employee will receive while employed pursuant to this Agreement is appropriate and sufficient consideration for Employee to agree to the restrictions and other obligations set forth in this Agreement. Employee acknowledges


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      and agrees that the restrictions and other obligations, including the acknowledgments and agreements set forth in this section, are material to the Company and that the consideration given by the Company and received by Employee under this Agreement is given by the Company in reliance on the full enforceability of this Agreement.

                  4.6 Nondisparagement. During the term of Employee's employment and after termination of Employee's employment, Employee and Company agree to refrain from making any disparaging statements about each other.

                  4.7 Injunctive Relief. Employee acknowledges that the restrictions contained in this Section 4 are a reasonable and necessary protection of the immediate interests of the Company and that any violation of these restrictions would cause substantial injury to the Company. In the event of a breach or threatened breach by Employee of these restrictions, each of the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting either the Company from pursuing any other available remedies for such breach or threatened breach.

                  4.8 Definition of the Company. For purposes of this Section 4 only, "Company" shall mean the Company, S&W and their respective subsidiaries and affiliates.

            5. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Employee, the Company and their respective heirs, executors, administrators, successors and assigns; provided, however, that Employee may not assign his rights hereunder without the prior written consent of the Company and may not assign his obligations hereunder. The Company may assign either its rights or obligations hereunder to any of its subsidiaries or affiliated corporation or to any successor to substantially all of the assets or business of the Company.

            6. AMENDMENTS. This Agreement may not be amended, modified or supplemented in any respect except by a subsequent written agreement executed by the Company and Employee.

            7. MISCELLANEOUS.

                  7.1 Entire Agreement. This Agreement rescinds and supersedes any other agreement, whether oral or written, relating to Employee's employment by the Company and contains the entire understanding between the parties relative to the employment of Employee, there being no terms, conditions, warranties, or representations other than those contained or referred to herein, and no amendment hereto shall be valid unless made in writing and signed by both of the parties hereto.


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                  7.2 Governing Law; Venue. This Agreement shall be interpreted and construed in accordance with the laws of the State of Arizona as applied to residents of Arizona without regard to conflicts of law principles. Any suit, action or other proceeding brought by Employee which stems from or relates to the subject matter of this Agreement shall be limited solely to an action brought in either U.S. District Court in Phoenix, Arizona or Maricopa County (Arizona) Superior Court.

                  7.3 Severability. In the event that any provisions herein shall be legally unenforceable, the remaining provisions nevertheless shall be carried into effect.

                  7.4 Attorneys' Fees. In the event of any litigation between the parties hereto arising out of the terms, conditions and obligations expressed in this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees incurred in connection therewith.

                  7.5 Notices. All notices required or permitted to be given hereunder shall be deemed given if in writing and delivered personally or sent by telex, telegram, telecopy, or forwarded by prepaid registered or certified mail (return receipt requested) to the party or parties at the following addresses (or at such other addresses as shall be specified by like notices), and any notice, however given, shall be effective when received:

                                    To Employee:

                                    Roy Cuny
                                    4716 Lakeside Drive
                                    Colleyville, TX 76034

                                    To Company:

                                    Smith & Wesson Holding Corporation
                                    14500 N. Northsight Boulevard, Suite 116
                                    Scottsdale, AZ  85260

                  7.6 Waiver. The waiver by any party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

                  7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.8 Headings. The subject headings to the sections in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.


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                  7.9 Construction. Each party has had the opportunity to set forth in this Agreement all matters related to the subject hereof. The Company and Employee acknowledge the binding legal effect of this Agreement, that this Agreement has been negotiated by the parties hereto and that each party has, to the extent desired, sought legal counsel related to the terms, conditions and effect of this Agreement.

                  7.10 Assistance in Litigation. Employee shall upon reasonable notice, furnish such information and reasonable assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment. Employee will be entitled to, and will receive, reasonable compensation for his time and expenses, including attorneys' fees, for such assistance if no longer employed by Company when providing such assistance.

                  7.11 Limited Effect of Waiver. Should the Company or Employee waive breach of any provision of this Agreement by the other, that waiver will not operate or be construed as a waiver of further breach by such party.

                  7.12 No Contrary Binding Obligations. Employee represents and warrants to the Company that he is not bound by any contract, obligation or other agreement that will adversely affect his ability to perform his duties hereunder. Employee shall indemnify and hold harmless the Company and its affiliates from any breach of such representation and warranty.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                        COMPANY:

                                        SMITH & WESSON HOLDING CORPORATION,
                                        a Nevada corporation


                                        By: /s/ Colton R. Melby
                                           -------------------------------------
                                             Its: President
                                                 -------------------------------


                                           EMPLOYEE:

                                           /s/ Roy Cuny
                                           -------------------------------------
                                           Roy Cuny


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